EXHIBIT 99.1

PRESS RELEASE

CREATIVE LEARNING CORPORATION

ST. AUGUSTINE, FL

OCTOBER 20, 2016

Michelle Cote resigns from the Board of Creative Learning Corporation

CREATIVE LEARNING CORPORATION ANNOUNCES THE RESIGNATION OF

MICHELLE COTE FROM ITS BOARD OF DIRECTORS TO DEVOTE ENERGIES TO CREATIVE ISSUES

Creative Learning Corporation (OTCQX:CLCN) announces that its founder, Michelle Cote, has resigned as a member of the company’s board of directors. Ms. Cote will now focus her attention upon serving the company’s franchisees, especially in the area of developing curricula and improving the company’s franchisee support efforts. CLCN Board Chairman Chuck Grant said, “The Company thanks Michelle for her service on the board, and her devotion to the betterment of the company. We believe her continued work developing and improving the creative elements of the company’s products is an important element of the board’s abiding commitment to enhance shareholder value.” With Ms. Cote’s departure, the CLCN board will consist of four independent outside directors who will work with Ms. Cote and others in management.

Shareholders who desire to receive copies of CLCN press releases directly from the company should register by emailing the company at: investorrelations@creativelearningcorp.com. Inquiries regarding this press release should also be directed to that web address.

This press release contains forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.